UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 3, 2020
EPR Properties
(Exact name of registrant as specified in its charter)

Maryland	001-13561	43-1790877
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

909 Walnut Street,	Suite 200
Kansas City,	Missouri	64106
(Address of principal executive offices) (Zip Code)

(816)	472-1700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common shares, par value $0.01 per share	EPR	New York Stock Exchange

5.75% Series C cumulative convertible preferred shares, par value $0.01 per share	EPR PrC	New York Stock Exchange

9.00% Series E cumulative convertible preferred shares, par value $0.01 per share	EPR PrE	New York Stock Exchange

5.75% Series G cumulative redeemable preferred shares, par value $0.01 per share	EPR PrG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01. Entry into a Material Agreement.
On November 3, 2020, EPR Properties (the "Company") entered into an Amendment No. 2 to Second Amended, Restated and Consolidated Credit Agreement (the "Second Amendment") relating to the Second Amended, Restated and Consolidated Credit Agreement, dated as of September 27, 2017 (the "Original Credit Agreement"), as amended by that certain Amendment No. 1 to Second Amended, Restated and Consolidated Credit Agreement, dated as of June 29, 2020 (the "First Amendment", and together with the Original Credit Agreement, as further amended, supplemented or otherwise modified prior to the Second Amendment, the "Existing Credit Agreement"), among the Company, KeyBank National Association (the "Agent"), as administrative agent, and the other agents and lenders party thereto (the "Lenders"). The Existing Credit Agreement governs the Company's $1.0 billion senior unsecured revolving credit facility (subject to an increase to $2.0 billion pursuant to an "accordion" feature, the "Revolving Credit Facility") and $400.0 million senior unsecured term loan facility (the "Term Loan Facility"). The Company, Agent and Lenders entered into the Second Amendment to extend the Covenant Relief Period previously provided by the First Amendment through December 31, 2021 and modify certain provisions of the Existing Credit Agreement in light of the continuing financial and operational impacts of the COVID-19 pandemic on the Company and its tenants and borrowers. The Existing Credit Agreement, as amended by the Second Amendment, is referred to herein as the "Amended Credit Agreement". Capitalized terms used and not otherwise defined herein have the meanings given to them in the Amended Credit Agreement.
The Amended Credit Agreement extends the Covenant Relief Period previously provided by the First Amendment and modifies certain provisions of the Existing Credit Agreement during the Covenant Relief Period. The Amended Credit Agreement defines the "Covenant Relief Period" to mean the period of time beginning on June 29, 2020 and, provided no Default or Event of Default then exists, ending on the earlier of (i) December 31, 2021 (extended from April 1, 2021 as provided by the First Amendment) and (ii) the date on which the Company provides notice to the Agent electing to terminate the Covenant Relief Period, together with evidence that the Company would have been in compliance with the financial covenants under the Amended Credit Agreement at the end of the most recently ended fiscal quarter even if the Covenant Relief Period had not been in effect for such fiscal quarter.
The Amended Credit Agreement provides relief from compliance with the following financial covenants during the Covenant Relief Period: the total-debt-to-total-asset-value covenant; the maximum-unsecured-debt-to-unencumbered-asset-value covenant; the minimum unsecured interest coverage ratio; and the minimum fixed charge ratio.
The Amended Credit Agreement continues to impose certain restrictions on the Company during the Covenant Relief Period, including limitations on certain investments, incurrences of indebtedness, capital expenditures, payment of dividends or other distributions and stock repurchases, and maintenance of a minimum liquidity amount, in each case subject to certain exceptions. The Second Amendment modified the following restrictions: (i) the limitation on investments and guarantees of certain indebtedness from October 1, 2020 to the end of the Covenant Relief Period was set at $175.0 million (the limitation was previously $75.0 million from June 29, 2020 to December 31, 2020 and $50.0 million during the calendar quarter commencing on January 1, 2021); and (ii) the limitation on capital expenditures from October 1, 2020 to the end of the Covenant Relief Period was set at $175.0 million (the limitation was previously $125.0 million from June 29, 2020 to December 31, 2020 and $50.0 million during the calendar quarter commencing on January 1, 2021). In addition, the amount of proceeds from assets sales that are exempt from the requirement to apply such proceeds to the prepayment of outstanding indebtedness under the Revolving Credit Facility and Term Loan Facility and the Company's outstanding private placement notes was raised from $100.0 million to $150.0 million. The minimum liquidity covenant during the Covenant Relief Period was increased from $250.0 million to $500.0 million.
Loans outstanding under the Amended Credit Agreement, including under the Revolving Credit Facility and Term Loan Facility, continue to bear interest at the same higher rates during the Covenant Relief Period as specified in the First Amendment, and will return to the original pre-waiver levels at the end of such period, subject to certain conditions. The rates during and after the Covenant Relief Period continue to be subject to change based on the Company's unsecured debt ratings, as defined in the Amended Credit Agreement.
The Amended Credit Agreement also incorporates certain documentation changes customarily required by banks in comparable credit facilities since the Existing Credit Agreement was originally entered into in 2017, including provisions regarding the possible cessation or replacement of LIBOR.
The Company is currently in the process of negotiating a similar covenant waiver extension relating to its outstanding private placement notes. In addition, the Company's unsecured debt ratings were recently downgraded to BB+ by both Fitch and Standard & Poor's. As a result of these downgrades, the Company is in the process of causing certain of its key subsidiaries to guarantee the Company's obligations under its Amended Credit Agreement, private placement notes and other outstanding senior unsecured notes in accordance with existing agreements with the holders of such indebtedness. If the Company's unsecured debt rating is further downgraded by Moody's, the Company will also be required to cause the equity owners of certain of those guarantor subsidiaries to pledge their equity interests in such guarantor subsidiaries to secure the Company's obligations under the Amended Credit Agreement and its private placement notes.
The foregoing description of the Second Amendment does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Second Amendment, a copy of which will be filed with the Securities and Exchange Commission as an exhibit to the Company's Annual Report on Form 10-K for the year ending December 31, 2020.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 above is incorporated herein by reference as if fully set forth herein.

Item 3.03. Material Modification to Right of Security Holders.
The information set forth under Item 1.01 above is incorporated herein by reference as if fully set forth herein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPR PROPERTIES

By:	/s/ Mark A. Peterson
Mark A. Peterson
Executive Vice President, Treasurer and Chief Financial Officer
Date: November 3, 2020